POWER OF ATTORNEY




KNOW ALL PERSONS BY THESE PRESENTS that the undersigned hereby constitutes, designates and appoints Howard Surloff, Janey Ahn, Edward Baer, Douglas McCormack, Aaron Wasserman and Ben Archibald of BlackRock, Inc., and Michael Hoffman, Carmine Lekstutis, Peter Lin, Eric Requenez, Steve Grigoriou and George Ching of Skadden, Arps, Slate, Meagher & Flom LLP as such person's true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution and full power to act alone and without the other, for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to execute, acknowledge, deliver and file any and all statements on Form ID (including, but not limited to, obtaining the Central Index Key ("CIK") and the CIK confirmation code ("CCC") from the Securities and Exchange Commission), Form 3, Form 4 and Form 5 and any successor forms adopted by the Securities and Exchange Commission, as may be required by the Securities Act of 1933, the Securities Exchange Act of 1934 and the Investment Company Act of 1940 and the rules thereunder, and requisite documents in connection with such statements, respecting each BlackRock closed-end investment company listed on Annex A hereto and as may be formed from time to time. This power of attorney supersedes any previous versions of same, and shall be valid from the date hereof until revoked by the undersigned, and shall be automatically revoked with respect to any attorney in the event that such attorney is no longer affiliated with Skadden, Arps, Slate, Meagher & Flom LLP or BlackRock, Inc. or its affiliates (as the case may be).




IN WITNESS WHEREOF, the undersigned has executed this instrument as of the 15th day of November 2010.






      By:  /s/ Ira Shapiro
         Ira Shapiro







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Annex A


1. BlackRock Dividend Achievers Trust BDV
2. BlackRock EcoSolutions Investment Trust BQR
3. BlackRock Enhanced Capital and Income Fund, Inc. CII
4. BlackRock Enhanced Dividend Achievers Trust BDJ
5. BlackRock Energy and Resources Trust BGR
6. BlackRock Global Opportunities Equity Trust BOE
7. BlackRock Health Sciences Trust BME
8. BlackRock International Growth and Income Trust BGY
9. BlackRock Credit Allocation Income Trust I, Inc. PSW
10. BlackRock Credit Allocation Income Trust II, Inc. PSY
11. BlackRock Credit Allocation Income Trust III BPP
12. BlackRock Credit Allocation Income Trust IV BTZ
13. BlackRock Real Asset Equity Trust BCF
14. BlackRock S&P Quality Rankings Global Equity Managed Trust BQY
15. BlackRock Strategic Dividend Achievers Trust BDT
16. BlackRock Apex Municipal Fund, Inc. APX
17. BlackRock California Municipal 2018 Term Trust BJZ
18. BlackRock California Municipal Income Trust BFZ
19. BlackRock Insured Municipal Income Investment Trust BAF
20. BlackRock Investment Quality Municipal Income Trust RFA
21. BlackRock Florida Municipal 2020 Term Trust BFO
22. BlackRock Municipal Bond Investment Trust BIE
23. BlackRock Municipal Income Investment Trust BBF
24. BlackRock Insured Municipal Income Trust BYM
25. The BlackRock Insured Municipal Term Trust, Inc. BMT
26. BlackRock Investment Quality Municipal Trust, Inc. BKN
27. BlackRock Long-Term Municipal Advantage Trust BTA
28. BlackRock Maryland Municipal Bond Trust BZM
29. The Massachusetts Health & Education Tax Exempt Trust MHE
30. BlackRock Muni Intermediate Duration Fund, Inc. MUI
31. BlackRock Muni New York Intermediate Duration Fund, Inc. MNE
32. BlackRock MuniAssets Fund, Inc. MUA
33. BlackRock Municipal 2018 Term Trust BPK
34. BlackRock Municipal 2020 Term Trust BKK
35. BlackRock Municipal Bond Trust BBK
36. BlackRock Municipal Income Trust BFK
37. BlackRock Municipal Income Trust II BLE
38. BlackRock MuniEnhanced Fund, Inc. MEN
39. BlackRock MuniHoldings California Insured Fund, Inc. MUC
40. BlackRock MuniHoldings Insured Investment Fund MFL
41. BlackRock MuniHoldings Fund II, Inc. MUH
42. BlackRock MuniHoldings Fund, Inc. MHD
43. BlackRock MuniHoldings Insured Fund II, Inc. MUE
44. BlackRock MuniHoldings Insured Fund, Inc. MUS
45. BlackRock MuniHoldings New Jersey Insured Fund, Inc. MUJ
46. BlackRock MuniHoldings New York Insured Fund, Inc. MHN
47. BlackRock MuniVest Fund II, Inc. MVT
48. BlackRock MuniVest Fund, Inc. MVF
49. BlackRock MuniYield Arizona Fund, Inc. MZA
50. BlackRock MuniYield California Fund, Inc. MYC
51. BlackRock MuniYield California Insured Fund, Inc. MCA




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52. BlackRock MuniYield Investment Fund MYF
53. BlackRock MuniYield Insured Investment Fund MFT
54. BlackRock MuniYield Fund, Inc. MYD
55. BlackRock MuniYield Insured Fund, Inc. MYI
56. BlackRock MuniYield Michigan Insured Fund II, Inc. MYM
57. BlackRock MuniYield Michigan Insured Fund, Inc. MIY
58. BlackRock MuniYield New Jersey Fund, Inc. MYJ
59. BlackRock MuniYield New Jersey Insured Fund, Inc. MJI
60. BlackRock MuniYield New York Insured Fund, Inc. MYN
61. BlackRock MuniYield Pennsylvania Insured Fund MPA
62. BlackRock MuniYield Quality Fund II, Inc. MQT
63. BlackRock MuniYield Quality Fund, Inc. MQY
64. BlackRock New Jersey Investment Quality Municipal Trust, Inc. RNJ
65. BlackRock New Jersey Municipal Bond Trust BLJ
66. BlackRock New Jersey Municipal Income Trust BNJ
67. BlackRock New York Insured Municipal Income Trust BSE
68. BlackRock New York Investment Quality Municipal Trust, Inc. RNY
69. BlackRock New York Municipal 2018 Term Trust BLH
70. BlackRock New York Municipal Bond Trust BQH
71. BlackRock New York Municipal Income Trust BNY
72. BlackRock New York Municipal Income Trust II BFY
73. The BlackRock Pennsylvania Strategic Municipal Trust BPS
74. The BlackRock Strategic Municipal Trust BSD
75. BlackRock Virginia Municipal Bond Trust BHV
76. BlackRock Debt Strategies Fund, Inc. DSU
77. BlackRock Diversified Income Strategies Fund, Inc. DVF
78. BlackRock Floating Rate Income Strategies Fund, Inc. FRA
79. BlackRock Floating Rate Income Strategies Fund II, Inc. FRB
80. Master Senior Floating Rate LLC -
81. BlackRock Senior Floating Rate Fund, Inc. -
82. BlackRock Senior Floating Rate Fund II, Inc. -
83. BlackRock Senior High Income Fund, Inc. ARK
84. BlackRock Core Bond Trust BHK
85. BlackRock Floating Rate Income Trust BGT
86. BlackRock High Income Shares HIS
87. BlackRock High Yield Trust BHY
88. BlackRock Income Opportunity Trust, Inc. BNA
89. BlackRock Income Trust, Inc. BKT
90. BlackRock Limited Duration Income Trust BLW
91. BlackRock Strategic Bond Trust BHD
92. BlackRock Corporate High Yield Fund, Inc. COY
93. BlackRock Corporate High Yield Fund III, Inc. CYE
94. BlackRock Corporate High Yield Fund V, Inc. HYV
95. BlackRock Corporate High Yield Fund VI, Inc. HYT
96. BlackRock Enhanced Government Fund, Inc. EGF
97. BlackRock Defined Opportunity Credit Trust BHL
98. BlackRock Fixed Income Value Opportunities -
99. BlackRock Build America Bond Trust BBN






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